Exhibit 10.1

EXECUTION VERSION

JOINDER, SUPPLEMENT AND ELEVENTH AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This JOINDER, SUPPLEMENT AND ELEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is dated and effective as of August 6, 2015, by and among COVENANT TRANSPORT, INC., a Tennessee corporation (“CTI”), CTG LEASING COMPANY, a Nevada corporation (“CTGL”), SOUTHERN REFRIGERATED TRANSPORT, INC., an Arkansas corporation (“SRT”), COVENANT ASSET MANAGEMENT, LLC, a Nevada limited liability company (“CAM”), COVENANT TRANSPORT SOLUTIONS, INC., a Nevada corporation (“CTS”), and STAR TRANSPORTATION, INC., a Tennessee corporation (“ST”, and together with CTI, CTGL, SRT, CAM, and CTS, individually, a “Borrower” and collectively, “Borrowers”), COVENANT TRANSPORTATION GROUP, INC., a Nevada corporation and the owner (directly or indirectly) of all of the issued and outstanding capital stock of Borrowers (“Parent”), DRIVEN ANALYTIC SOLUTIONS, LLC, a Nevada limited liability company (“DAS”), and COVENANT PROPERTIES, LLC, a Nevada limited liability company (“CPI”, and together with DAS, individually a “New Guarantor” and collectively, “New Guarantors”), the Lenders (defined below) party to this Amendment, and BANK OF AMERICA, N.A., a national banking association, as agent for Lenders (in such capacity, “Agent”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (defined below).

R E C I T A L S:

A.           The Borrowers, the Parent, the lenders from time to time party thereto (the “Lenders”) and the Agent are parties to that certain Third Amended and Restated Credit Agreement, dated as of September 23, 2008 (as previously amended, as amended hereby and as otherwise amended, restated or modified from time to time, the “Credit Agreement”);

B.           The Parent has executed that certain Third Amended and Restated Parent Guaranty Agreement dated as of September 23, 2008 (as amended to the date hereof, the “Parent Guaranty”);

C.           The Obligors have informed the Agent and the Lenders that (i) CTS has formed DAS and (ii) CTI has formed CPI;

D.           A condition to the Lenders’ willingness to continue to make loans or otherwise extend financial accommodations to the Borrowers and for the Agent to continue to perform its duties as “Agent” is, among other items, the joinder of New Guarantors to the Credit Agreement; and

E.           The Borrowers, the Parent, the Lenders and the Agent desire that the Credit Agreement be amended in certain respects in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Credit Agreement is hereby amended and the parties hereto covenant and agree as follows:

1.           Recitals.  The foregoing Recitals are accurate and are incorporated herein and made a part hereof for all purposes.

2.           Addition of New Guarantors as Obligors.  By its execution and delivery of this Amendment, its Guaranty and the other Loan Documents listed in Section 8(a)(ii)(A) of this Amendment, each New Guarantor (a) acknowledges and agrees that, as of the Amendment Effective Date (defined below), it is a “Guarantor” and “Obligor” under the Credit Agreement and the other Loan Documents with the same force and effect as if originally named therein as a “Guarantor” and “Obligor”, (b) covenants with the Agent and the Lenders that it will observe and perform the terms and provisions of the Credit Agreement and the other Loan Documents to the same extent as if it were an original party thereto, and (c) confirms that it has received a copy of the Credit Agreement and the other Loan Documents.  The parties hereto agree that each reference in the Credit Agreement and the other Loan Documents, including this Amendment, to “Guarantor,” “Guarantors,” “Obligor,” and “Obligors” or terms of similar import shall be deemed to include New Guarantors.

3.           Grant of a Security Interest.

(a)           To secure the prompt payment and performance of all Obligations, each New Guarantor hereby grants to the Agent, for the benefit of the Secured Parties, a continuing security interest in and Lien upon all Property (other than Excluded Assets) of such New Guarantor, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

(i)	all Accounts;

(ii)	all Chattel Paper, including electronic chattel paper;

(iii)	all Commercial Tort Claims;

(iv)	all Deposit Accounts;

(v)	all Documents;

(vi)	all General Intangibles, including Intellectual Property;

(vii)	all Goods, including Inventory, Equipment and fixtures;

(viii)	all Instruments;

(ix)	all Investment Property;

(x)	all Letter-of-Credit Rights;

(xi)	all Supporting Obligations;

(xii)	all cash and other monies, whether or not in the possession or under the control of the Agent, a Lender, or a bailee or Affiliate of the Agent or a Lender, including any Cash Collateral;

(xiii)	all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(xiv)	all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

(b)           To further secure the prompt payment and performance of all Obligations, each New Guarantor hereby grants to the Agent, for the benefit of the Secured Parties:

(i)           a continuing security interest in and Lien upon all amounts credited to any Deposit Account of such New Guarantor, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept; and

(ii)          a continuing security interest in and Lien upon all Cash Collateral held from time to time and all proceeds thereof whether such Cash Collateral is held in a Cash Collateral Account or elsewhere.

4.           Amendments to Credit Agreement.  Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a)           Certain Amended Definitions.  The following definitions in Section 1.1 of the Credit Agreement are hereby added or amended and restated, as applicable, to read in their entirety as follows:

“Applicable Margin: with respect to any Type of Loan, the margins set forth below, as determined by the Average Pricing Availability for the most recently ended Fiscal Quarter:

Level	Average Pricing Availability	Base Rate Loans	LIBOR Loans
I	>$40,000,000	0.50%	1.50%
II	≤$40,000,000 but >$20,000,000	0.75%	1.75%
III	≤$20,000,000	1.00%	2.00%

Commencing effective August 1, 2015, margins shall be determined as if Level I were applicable.  Commencing on October 1, 2015, and continuing on the first day of each Fiscal Quarter thereafter, the margins shall be subject to increase or decrease based upon the Agent’s determination of Average Pricing Availability for the most recently ended Fiscal Quarter, with any such change to be effective on the first day of the Fiscal Quarter.  Notwithstanding the foregoing, if, by the first day of a month, any financial statements and Compliance Certificate due in the preceding month have not been received, then the margins shall be determined as if Level III were applicable, from such day until the first day of the calendar month following actual receipt.”

“Eleventh Amendment: that certain Joinder, Supplement and Eleventh Amendment to Third Amended and Restated Credit Agreement, dated as of the Eleventh Amendment Date, by and among Borrowers, Parent, the other Obligors party thereto, the Lenders party thereto and Agent.”

“Eleventh Amendment Date:  August 6, 2015.”

“First Tennessee Swap Account: the Deposit Account maintained by CAM with First Tennessee Bank National Association (“FTB”) that is pledged as security for Hedging Obligations owing to FTB incurred solely in connection with the Permitted Debt referenced in Section 10.2.1(o) hereof.”

“Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Parent and its Subsidiaries for the Measurement Period immediately preceding the date of determination, of (a) (i) for any period between March 1, 2009 and December 31, 2009, EBITDAR minus Capital Expenditures other than Financed Capital Expenditures, plus the sum of $3,000,000, or (ii) for any other period, EBITDAR minus Capital Expenditures other than Financed Capital Expenditures, to (b) Fixed Charges for such period.”

“Headquarters Deed of Trust: that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated on or about the Eleventh Amendment Date, by CAM, to and in favor of First Tennessee Bank National Association, and the trustee named therein, securing the Permitted Debt referenced in Section 10.2.1(o) hereof.”

“Headquarters Repurchase: CAM’s purchase of Real Estate known as the “corporate headquarters property located at 400 Birmingham Highway in Chattanooga, Tennessee.””

“Permitted Distributions: (a) Upstream Payments, (b) the Distribution by CTI and SRT of their Equity Interests in CVTI Receivables to Parent to facilitate the merger of CVTI Receivables with and into Parent, (c) Permitted Stock Repurchases, (d) Permitted Stock Distributions, and (e) purchases or other acquisitions of any Equity Interest that do not constitute Restricted Investments and are otherwise permitted under this Agreement; provided, that no Default or Event of Default exists immediately prior to or would result directly or indirectly from any of the foregoing Distributions.”

“Permitted Stock Distribution: any distribution of Equity Interests of Parent to the stockholders of Parent in connection with a stock split, together with the distribution of cash solely to the extent such cash distribution is necessary to avoid the distribution of fractional shares.”

“Permitted Stock Repurchases: the repurchase of any outstanding Equity Interests held by the public stockholders of Parent; provided that for any repurchase (i) after giving effect to such repurchase, the aggregate amount of all such repurchases during the term hereof does not exceed $12,500,000, (ii) after giving effect to such repurchase, Availability is greater than the greater of 25% of the Revolver Commitment or $23,750,000 (after giving effect to the Availability Block), and (iii) Average Availability is greater than the greater of 25% of the Revolver Commitment or $23,750,000 (after giving effect to the Availability Block) for the sixty (60) day period immediately preceding such repurchase.”

“Restricted Investment: any Investment by an Obligor or a Subsidiary of an Obligor, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date or as approved by the Required Lenders after the Closing Date; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) Investments in any new Subsidiary created in accordance with the provisions of Section 10.2.9; (d) loans and advances permitted under Section 10.2.6; (e) Permitted Stock Repurchases; (f) the purchase (in one or more transactions) by Parent or any of the Obligors of up to the remaining 51% of Equity Interests not owned by them in, or all or any substantial portion of the assets of, Transport Enterprise Leasing, LLC and/or the proprietorship known as TE (the “TEL Transaction”), provided that (i) the aggregate purchase price payable in cash at the closing of such transaction is not greater than $22,000,000, (ii) after giving effect to such payment, Availability is greater than the greater of 25% of the Revolver Commitment or $23,750,000 (after giving effect to the Availability Block), (iii) Average Availability is greater than the greater of 25% of the Revolver Commitment or $23,750,000 (after giving effect to the Availability Block) for the sixty (60) day period immediately preceding such payment, (iv) at the time of, and after giving effect to, each payment of the purchase price (whether or not at the closing of such transaction), no Default or Event of Default exists arising out of any of Sections 11.1(a), 11.1(c) (with respect to a failure to perform any covenant contained in Section 10.1.2 or 10.3), 11.1(j) or 11.1(k); (v) if an acquisition of Equity Interests, the provisions of Section 10.1.9 are complied with, and (vi) if an acquisition of assets, Obligors take all such actions as Agent shall deem necessary to perfect or maintain the perfection or priority of the Lien of the Agent (for the benefit of Secured Parties) upon such assets (other than Excluded Assets); and (g) the completion by Parent or any of the Obligors (or a Subsidiary of an Obligor that becomes an Obligor in accordance with Section 10.1.9) of the Headquarters Repurchase, provided that the aggregate purchase price, excluding closing costs and related expenses, is not greater than $37,000,000; provided, however, that with respect any Investment under clause (c) or (e) above, no Default or Event of Default exists immediately prior to or would result directly or indirectly from such Investment.”

“Revolver Termination Date:  September 23, 2018.”

“TEL Transaction: as defined in the definition of Restricted Investment.”

“Unused Line Fee:  Commencing effective July 1, 2015, a fee equal to the product of (a) 0.250% per annum, times (b) the average daily amount by which the Revolver Commitments exceed the outstanding principal amount of all Revolver Loans and aggregate undrawn amount of all outstanding Letters of Credit during any month (or such shorter period if calculated on the Commitment Termination Date).”

(b)           Amendment to Definition of Eligible Real Estate: The first sentence of the definition of “Eligible Real Estate” in Section 1.1 of the Credit Agreement is hereby amended by inserting “and the Obligor holding title thereto” after “approved by all of the Lenders”.

(c)           Amendment to Definition of Excluded Assets:

(i)           Clause “(b)” of the definition of “Excluded Assets” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b)(i) any interest in Real Estate that does not constitute Eligible Real Estate or that constitutes a leasehold interest of any Obligor, (ii) any fixtures on Real Estate that does not constitute Eligible Real Estate, and (iii) Property of CAM in which CAM has granted a Lien pursuant to the Headquarters Deed of Trust (as in effect on the Eleventh Amendment Date) to secure the Permitted Debt referenced in Section 10.2.1(o);”

(ii)           The definition of “Excluded Assets” in Section 1.1 of the Credit Agreement is further amended by amending and restating the last sentence thereof in its entirety to read as follows:

“Notwithstanding the foregoing, Excluded Assets shall not exclude Agent’s security interest in any products or proceeds of any Excluded Assets unless (i) such products or proceeds are themselves Excluded Assets or (ii) such products or proceeds are from Property that was pledged as security for the Permitted Debt referenced in Section 10.2.1(o) and have also been pledged as security for such Debt.”

(d)           Amendment to Section 8.1.  Section 8.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“8.1           Borrowing Base Certificates.  On or before the 15th day of each month, and at such other times as Agent may request, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business on the last Business Day of the preceding month; provided, however, that if a Default or Event of Default has occurred and is continuing, or Availability is less than or equal to the greater of 15% of the Revolver Commitment or $14,250,000 (after giving effect to the Availability Block), on any day in any week during the term hereof, then on or before the close of business on the Tuesday following such week, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a

Borrowing Base Certificate prepared as of the close of business for the preceding Friday, and a weekly Borrowing Base Certificate shall continue to be delivered on the Tuesday of each week thereafter until the daily Availability averages in excess of the greater of 15% of the Revolver Commitment or $14,250,000 (after giving effect to the Availability Block) for 90 consecutive days.  All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Senior Officer, provided that Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve or to otherwise reflect changes in the Availability Reserve.”

(e)         Amendment to Section 10.1.1(b).  Section 10.1.1(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)           Reimburse Agent for all charges, costs and expenses of Agent in connection with:

(i)      up to one field examination of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate per Loan Year; provided, however, that if an examination is initiated (A) during the continuance of a Default or Event of Default, or (B) when either (I) Availability is less than or equal to the greater of 15% of the Revolver Commitment or $14,250,000 (after giving effect to the Availability Block), or (II) the Fixed Charge Coverage Ratio is as of any date of determination (for the avoidance of doubt, regardless of whether the Borrowers are, as of such date, required to comply with Section 10.3) less than 1.0 to 1.0, then each Obligor shall, and shall cause each Subsidiary to, reimburse Agent for all charges, costs and expenses of Agent in connection with all field examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, notwithstanding any other  limitation set forth herein;

(ii)      up to two appraisals of Pledged Equipment per Loan Year; provided, however, that if an appraisal is initiated (A) during the continuance of a Default or Event of Default, or (B) when Availability is less than or equal to the greater of 15% of the Revolver Commitment or $14,250,000 (after giving effect to the Availability Block), then each Obligor shall, and shall cause each Subsidiary to, reimburse Agent for all charges, costs and expenses of Agent in connection with up to three full appraisals of Pledged Equipment per Loan Year, notwithstanding any other  limitation set forth herein; and

(iii)    up to one appraisal of Real Estate per Loan Year; provided, however, that if an appraisal is initiated (A) during the continuance of a Default or Event of Default, or (B) when Availability is less than or equal to the greater of 25% of the Revolver Commitment or $23,750,000 (after giving effect to the Availability Block), then each Obligor shall, and shall cause each Subsidiary to, reimburse Agent for all charges, costs and expenses of Agent in connection with all appraisals of Real Estate, notwithstanding any other  limitation set forth herein.

Subject to and without limiting the foregoing, Borrowers specifically agree to pay Agent’s then standard charges for each day that an employee of Agent or its Affiliates is engaged in any examination activities, and shall pay the standard charges of Agent’s internal appraisal group.  This Section shall not be construed to limit Agent’s right to conduct examinations or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes.”

(f)         Amendment to Section 10.1.9.  Section 10.1.9 of the Credit Agreement is hereby amended by adding “(or if Agent elects, as a Guarantor hereunder)” immediately following “cause it to join this Agreement as a Borrower hereunder”.

(g)        Amendments to Section 10.2.1.

(a)           Section 10.2.1(j) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(j)          At any time, Debt secured by any Revenue Equipment, computer equipment, or Real Estate that is not Collateral after giving effect to the incurrence of such Debt, provided the aggregate amount of all such Debt does not exceed $320,000,000;”

(b)           Section 10.2.1 of the Credit Agreement is hereby further amended by (i) deleting the language “and” appearing at the end of Section 10.2.1(m), (ii) deleting the “.” appearing at the end of Section 10.2.1(n) and substituting in lieu thereof the language “; and” and (iii) inserting the following new Section 10.2.1(o) to read in its entirety as follows:

“(o)         Debt secured by Real Estate known as the “corporate headquarters property located at 400 Birmingham Highway in Chattanooga, Tennessee”; provided that the aggregate amount of such Debt (excluding Debt constituting Obligations) does not exceed $35,000,000 and the initial term of such Debt is at least 5 years with a minimum 10-year amortization.”

(h)        Amendment to Section 10.2.2.  Section 10.2.2(r) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(r)      other Liens on Excluded Assets securing Debt permitted under Section 10.2.1(i), (m), and (o);”

(i)         Amendment to Section 10.2.5.  Section 10.2.5 of the Credit Agreement is hereby amended by adding the following to the end thereof:

“Notwithstanding anything to the contrary in this Section 10.2.5, a transfer of Property between or among Obligors shall be permitted so long as Obligors take such actions as requested by Agent from time to time as Agent deems necessary to perfect or maintain the perfection or priority of the Lien of Agent in such Property (other than Excluded Assets),”

(j)         Amendment to Section 10.2.15.  Section 10.2.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“10.2.15  Conduct of Business. Engage in any business, other than its business (or the business of the other Obligors) as conducted on the Closing Date, businesses reasonably related thereto, and any activities incidental thereto.”

5.           Conditional Amendments to Credit Agreement.  Subject to the terms and conditions set forth herein, including, without limitation, satisfaction of each of the conditions set forth in Sections 8 and 9 of this Amendment, the Credit Agreement will be automatically amended on the Conditional Amendments Effective Date (as defined below), if the Conditional Amendments Effective Date occurs, as follows (such amendments, the “Conditional Amendments”):

(a)           Amended Definitions.  The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated or added, as applicable, to read in their entirety as follows:

“Conditional Amendments Effective Date: shall have the meaning given such term in the Eleventh Amendment.”

“Real Estate Amortization Amount: the product of (a) $13,818,000 and (b) 1/84.”

“Real Estate Formula Amount: an amount equal to the lesser of (a) $13,818,000, as such sum shall be reduced on the first day of each month in an amount equal to the Real Estate Amortization Amount, with such reductions commencing on the first day of the month following the occurrence of the Conditional Amendments Effective Date; or (b) 75% of the Value of Eligible Real Estate.”

(b)           Amendment to Schedule 7.3.  Schedule 7.3 to the Credit Agreement is hereby deleted and the attached Schedule 7.3 is hereby inserted in place thereof and in substitution therefor.

6.           Waiver; Extension to Delivery Date; Additional Covenant Regarding Merger of SPE.  Notwithstanding anything to the contrary contained in Section 10.1.9 of the Credit Agreement and that certain Ninth Amendment to Third Amended and Restated Credit Agreement and Related Security Documents dated as of August 6, 2014 (the “Ninth Amendment”), effective as of February 2, 2015, Agent and Lenders hereby: (a) subject to the last sentence of this Section 6, waive any Default or Event of Default directly resulting from the failure to join Star Properties Exchange, LLC (“SPE”) as an Obligor within the period required by Section 10.1.9 of the Credit Agreement, and (b) extend the date by which SPE shall transfer to a Borrower the TN Property (as defined in the Ninth Amendment) and such Borrower shall deliver to Agent a Mortgage and the Related Real Estate Documents in respect thereof, through and including the date that is one hundred twenty (120) days from the Amendment Effective Date (or such later date as Borrowers shall request in writing, but in any event not more than one hundred eighty (180) days from the Amendment Effective Date).  Agent and Lenders acknowledge and agree that such transfer may occur by virtue of SPE merging with and into a Borrower, with the Borrower being the surviving entity.  To induce Agent and Lenders to grant the waiver described in the preceding clause (a), the Obligors covenant and agree (i) to cause SPE to be merged with and into a Borrower, with the Borrower being the surviving entity, on or before forty-five (45) days after the Amendment Effective Date, and (ii) until the date of the such merger, SPE shall not own any material assets other than the TN Property, shall have no material liabilities, and shall not incur any Debt or Liens on any of its Property.

7.           Consent; Waivers.

(a)           The Obligors have advised the Agent and the Lenders of each of the following contemplated transactions:

(i)           A forward stock split of Parent’s common stock effected through a Distribution of Parent’s common stock to Parent’s stockholders, together with the Distribution of cash in lieu of fractional shares, and an amendment to Parent’s articles of incorporation to increase the number of authorized shares of capital stock in connection therewith (the “Stock Split”).  Section 10.2.10 of the Credit Agreement restricts any Obligor from amending its Organic Documents in any manner materially adverse to the Agent and the Lenders.  In addition, prior to giving effect to this Amendment, Section 10.2.3 restricts the making of certain Distributions contemplated by the Stock Split.  The Obligors have requested that the Agent and the Lenders consent to the Stock Split, notwithstanding Sections10.2.3 and 10.2.10 of the Credit Agreement.

(ii)          The completion of the TEL Transaction.  Prior to giving effect to this Amendment, the acquisition of Equity Interests or assets as contemplated by the TEL Transaction is subject to restrictions set forth in the definition of Restricted Investment and Section 10.2.4 of the Credit Agreement.  Section 10.2.1 of the Credit Agreement further restricts an Obligor from incurring Debt of the type contemplated by the deferred payment price obligations under the TEL Transaction.  The Obligors have requested that the Agent and the Lenders consent to the TEL Transaction notwithstanding Sections 10.2.1 and 10.2.4 of the Credit Agreement.

(iii)         The completion of the Headquarters Repurchase and incurrence of Debt secured by a Lien in connection therewith.  Prior to giving effect to this Amendment, Section 10.2.1 of the Credit Agreement prohibits the Obligors from incurring Debt of the type contemplated by the Headquarters Repurchase and Section 10.2.2 prohibits the Obligors from incurring Liens in respect of such Debt.  The Obligors have requested that the Agent and the Lenders consent to the Headquarters Repurchase notwithstanding Sections 10.2.1 and 10.2.2 of the Credit Agreement.

(iv)         The formation of DAS as a new Subsidiary of CTS and the transfer of certain Intellectual Property and other assets from one or more Obligors to DAS (the “DAS Transactions”).  Section 10.2.9 of the Credit Agreement restricts the Obligors from creating any new Subsidiary unless the provisions of Section 10.1.9 have been satisfied. In addition, Section 10.2.5 of the Credit Agreement restricts an Obligor from making certain transfers of Intellectual Property.  The Obligors have requested that the Agent and the Lenders consent to the DAS Transactions notwithstanding Sections 10.2.5 and 10.2.9 of the Credit Agreement.

The Stock Split, TEL Transaction, Headquarters Repurchase, and DAS Transactions, together with the related transactions specifically described in Section 7(a) hereof, are collectively referred to herein as the “Contemplated Transactions.”

(b)           Notwithstanding the restrictions referenced in Section 7(a) hereof, each of the Agent and Lenders hereby consents to each of the Contemplated Transactions, waives any notice thereof that may be required under the Credit Agreement, and waives any Default or Event of Default under the Credit Agreement that may result directly from the agreement to consummate or consummation of the Contemplated Transactions, provided that the following conditions are satisfied with respect to the applicable Contemplated Transaction:

(i)           With respect to the Stock Split, (A) the Parent provides the Agent notice of the Stock Split not less than ten (10) days prior to the consummation thereof, (B) the Parent delivers to the Agent a certified copy of the Parent’s Organic Documents giving effect to the contemplated amendment thereto promptly after the filing thereof with the applicable Governmental Authority, and (C) the Stock Split otherwise complies with the requirements in the definition of “Permitted Distributions” after giving effect to this Amendment.

(ii)          With respect to the TEL Transaction, the Obligors (A) consummate the TEL Transaction in accordance with the requirements set forth in clause “(f)” of the definition of Restricted Investment and (B) repay in full at the closing of such transaction all Debt associated with the acquisition of Equity Interests or assets that would not otherwise constitute Permitted Debt immediately after such closing.

 (iii)        With respect to the Headquarters Repurchase, the Debt incurred in connection therewith complies with Section 10.2.1(o) of the Credit Agreement and the Lien related thereto complies with Section 10.2.2(r) of the Credit Agreement.

(iv)         With respect to the DAS Transactions, DAS shall have satisfied each of the conditions set forth in Section 8(a)(ii)(A) of this Amendment.

(c)           Following the TEL Transaction in accordance with the consent provided herein and clause (f) of the definition of Restricted Investment, the business of Transport Enterprise Leasing, LLC and/or the proprietorship known as TE (including the purchase, sale, leasing, financing, and other dealing in Revenue Equipment both with owner-operators leased to the Parent and its Subsidiaries and with third parties in the manner currently conducted or reasonably related thereto), in each case as of the Amendment Effective Date, shall not be deemed to violate Sections 10.2.4, 10.2.5, 10.2.6, or 10.2.15 of the Credit Agreement.

8.           Effectiveness; Conditions Precedent.  The amendments herein provided (other than the Conditional Amendments) shall be effective as of the date set forth above (the “Amendment Effective Date”) upon the satisfaction of the following conditions precedent:

(a)           The Agent shall have received each of the following documents or instruments in form and substance acceptable to the Agent:

(i)           one or more counterparts of this Amendment, duly executed by each of the Borrowers, the Parent, the New Guarantors and the Required Lenders;

(ii)          each of the following documents, certificates and instruments in respect of each New Guarantor:

(A)          Copies of the articles of organization, certified by the Secretary of State or other appropriate officials of such New Guarantor’s state of organization, and copies of all other Organic Documents, together with all amendments thereto, and certified copies of resolutions of such New Guarantor’s managers, duly authorizing and empowering such New Guarantor to enter into, execute, deliver and perform this Agreement, its Guaranty and each of the other Loan Documents to which it is a party;

(B)           Good standing certificates for such New Guarantor issued by the Secretary of State or other appropriate official of such New Guarantor’s state of organization and each jurisdiction where the conduct of such New Guarantor’s business activities or ownership of its Property necessitates qualification;

(C)           a Guaranty, duly executed by such New Guarantor; and

(iii)           a supplement to the Pledge Agreement with respect to each New Guarantor’s Equity Interests owned by CTS or CTI as applicable, and the Equity Interests of SPE owned by ST, duly executed by CTS, CTI, ST, and each other Person party to the Pledge Agreement; and

(iv)           such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Agent shall reasonably request.

(b)           An amendment fee in the amount of $118,750 shall have been paid to the Agent, for the pro rata benefit of the Lenders party hereto, which fee shall be fully earned and non-refundable upon payment.  Agent shall notify Parent once the foregoing conditions have been satisfied.

9.           Additional Conditions Precedent to Effectiveness of Conditional Amendments. The Conditional Amendments shall become effective solely to the extent that, within one hundred twenty (120) days from the Amendment Effective Date (or such later date as Borrowers shall request in writing, but in any event not more than one hundred eighty (180) days from the Amendment Effective Date), with respect to each parcel of Real Estate specified on Schedule 7.3 attached hereto, (a) to the extent not already executed, delivered and recorded prior to the Amendment Effective Date, the Obligors shall have executed, delivered and recorded a Mortgage sufficient to create a first priority Lien in favor of Agent on such parcel of Real Estate, and (b) the Obligors shall have delivered all Real Estate Related Documents related to such parcel of Real Estate, including, without limitation, (i) updated or initial, as applicable, appraisals, prepared by an appraiser reasonably acceptable to Agent, and in form and substance reasonably satisfactory to Required Lenders, and (ii) an environmental assessment, prepared by environmental engineers reasonably acceptable to Agent, and accompanied by such reports, certificates, studies or data as Agent may reasonably require, which shall all be in form and substance reasonably satisfactory to the Agent and the Required Lender (the date, if any, on which each of such conditions precedent is satisfied, the “Conditional Amendments Effective Date”).  Agent shall notify Parent once the foregoing conditions have been satisfied.

10.         Additional Covenant Regarding Disclosure Schedules.  To induce the Agent and the Lenders to enter into this Amendment, the Obligors covenant and agree to deliver to Agent, no later than thirty (30) days after the Amendment Effective Date, supplements to the Schedules to the Credit Agreement to reflect any changes contained thereon.

11.         Acknowledgment of the Obligors.  The Borrowers and Parent, as Obligors, hereby acknowledge and agree that, to the best of their knowledge: (a) none of the Obligors has any defense, offset, or counterclaim with respect to the payment of any sum owed to the Lenders or the Agent under the Loan Documents, or with respect to the performance or observance of any warranty or covenant contained in the Credit Agreement or any of the other Loan Documents; and (b) the Lenders and the Agent have performed all obligations and duties owed to the Obligors through the date of this Amendment.

12.         Consent and Reaffirmation of Parent Guaranty. Parent hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Parent Guaranty to which Parent is a party (including, without limitation, the continuation of Parent’s payment and performance obligations thereunder upon and after the effectiveness of this Amendment and the amendments contemplated hereby, both on the Amendment Effective Date and, if such date ever occurs, the Conditional Amendment Effective Date) and the enforceability of the Parent Guaranty against the Parent in accordance with its terms.

13.         Representations and Warranties of the Obligors.  The Borrowers and Parent, as Obligors, represent and warrant to the Lenders and the Agent that:

(a)       Compliance with Credit Agreement.  On the date hereof, and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing;

(b)       Representations and Warranties.  On the date hereof, and after giving effect to this Amendment, the representations and warranties of each Obligor in the Loan Documents are true and correct in all material respects (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date);

(c)       Power and Authority.  Each Obligor is duly authorized to execute, deliver and perform this Amendment.  The execution, delivery and performance of this Amendment and the Credit Agreement, as amended hereby, have been duly authorized by all necessary action, and do not: (i) require any consent or approval of the holders of Equity Interests of the Obligors, other than those already obtained; (ii) contravene the Organic Documents of any Obligor; (iii) violate or cause a default under any Applicable Law, Material Contract or Material License; or (iv) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor; and

(d)       Enforceability.  This Amendment and the Credit Agreement, as amended hereby, are legal, valid and binding obligations of each Obligor, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

14.           Effect on Credit Agreement.  Except as specifically amended hereby, the terms and provisions of the Credit Agreement and the other Loan Documents are, in all other respects, ratified and confirmed and remain in full force and effect.  Except as expressly set forth herein, the amendments and other provisions hereof shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agent under the Credit Agreement or any other Loan Document, nor shall they constitute a waiver of any Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document.  Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to by such amendments.  No reference to this Amendment need be made in any notice, writing, or other communication relating to the Credit Agreement and the other Loan Documents, any such reference to the Credit Agreement and the other Loan Documents to be deemed a reference thereto as respectively amended by this Amendment.  All references to the Credit Agreement and the other Loan Documents in any document, instrument, or agreement executed in connection with the Credit Agreement and the other Loan Documents will be deemed to refer to the Credit Agreement and the other Loan Documents as respectively amended hereby.

15.           Instrument Pursuant to Credit Agreement.  This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

16.           Further Acts.  Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.

17.           Successors. This Amendment shall be binding upon and inure to the benefit of the Obligors, the Agent, the Lenders, and their respective successors and permitted assigns, except that: (a) no Obligor shall have the right to assign its rights or delegate its obligations under this Amendment or any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3 of the Credit Agreement.

18.           Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

19.           Consent to Forum; Arbitration.  EACH OBLIGOR, HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO THIS AMENDMENT, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH OBLIGOR, IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1 OF THE CREDIT AGREEMENT.  Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law.  Nothing in this Amendment shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction. Notwithstanding the foregoing, Section 14.14 of the Credit Agreement is incorporated herein by reference and shall apply to this Amendment.

20.           Counterparts.  This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of a signature page of any Loan Document by telecopy or electronic mail shall be as effective as delivery of a manually executed counterpart of such agreement.

21.           Severability.  Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be valid under Applicable Law.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Amendment shall remain in full force and effect.

22.           Entire Agreement.  This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter.  No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty.  Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof.  None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 14.1 of the Credit Agreement.

[signatures begin on following page]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:

COVENANT TRANSPORT, INC.

By:	/s/ Richard B. Cribbs
Name:	Richard B. Cribbs
Title:	Senior Vice President, Chief Financial Officer, and Treasurer

CTG LEASING COMPANY SOUTHERN REFRIGERATED TRANSPORT, INC. STAR TRANSPORTATION, INC. COVENANT ASSET MANAGEMENT, LLC

By:	/s/ Richard B. Cribbs
Name:	Richard B. Cribbs
Title:	Treasurer

COVENANT TRANSPORT SOLUTIONS, INC.

By:	/s/ Richard B. Cribbs
Name:	Richard B. Cribbs
Title:	Vice President and Treasurer

[signatures continued on following page]

[Joinder, Supplement and Eleventh Amendment to Third Amended and Restated Credit Agreement]

PARENT:

COVENANT TRANSPORTATION GROUP, INC.

By:	/s/ Richard B. Cribbs
Name:	Richard B. Cribbs
Title:	Senior Vice President and Chief Financial Officer

NEW GUARANTORS:

DRIVEN ANALYTIC SOLUTIONS, LLC

By:	/s/ Richard B. Cribbs
Name:	Richard B. Cribbs
Title:	Vice President and Treasurer

COVENANT PROPERTIES, LLC

By:	/s/ Richard B. Cribbs
Name:	Richard B. Cribbs
Title:	Vice President and Secretary

[signatures continued on following page]

[Joinder, Supplement and Eleventh Amendment to Third Amended and Restated Credit Agreement]

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and Lender

By:	/s/ Douglas Cowan
Name:	Douglas Cowan
Title:	Senior Vice President

[signatures continued on following page]

[Joinder, Supplement and Eleventh Amendment to Third Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A.

By:	/s/ Rashmi Bhatt
Rashmi Bhatt
Authorized Officer

[Joinder, Supplement and Eleventh Amendment to Third Amended and Restated Credit Agreement]

SCHEDULE 7.3
to
Third Amended and Restated Credit Agreement

ELIGIBLE REAL ESTATE

Location	Address and Zip Code	Owning Entity
Texarkana, Arkansas	8055 Hwy 67 N, 71854	Southern Refrigerated Transport, Inc.
Hutchins, Texas	1096 1-45 South, 75141	Covenant Transport, Inc.
Pomona, California	1300 and 1408 E. Franklin Road, 91766	Covenant Transport, Inc.
Allentown, Pennsylvania	4815 Crackersport Road, 18104	Covenant Transport, Inc.
LaVergne, Tennessee	1234 Bridgestone Parkway, 37086	Star Transportation, Inc.

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